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EXHIBIT 1.2

                   Subscription Agreement of Kenneth McAlpine


                             SUBSCRIPTION AGREEMENT


Lennoc Ventures, Inc.
311 Tawny Road
Sarnia, Ontario N7S 5K1


Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the"PURCHASER") is purchasing 500,000 shares of common stock of Lennoc Ventures, Inc. (the "COMPANY") a Nevada Corporation, at a price of $0.025 per share (the "SUBSCRIPTION PRICE")

Purchaser hereby confirms the Subscription for and purchase of the said number of Shares, hereby agrees to pay herewith the Subscription Price for such Shares.

CHECK PAYABLE TO:  Lennoc Ventures Inc.

Executed this 5TH day of DECEMBER 2000 at

  311 TAWNY ROAD (Street Address), SARNIA (City)

  ONTARIO (State) CANADA (Zip/Postal Code) N7S 5K1


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SIGNATURE OF PURCHASER


-----------------------------------
PRINTED NAME OF PURCHASER

KENNETH MCALPINE
NUMBER OF SHARES PURCHASED                             TOTAL SUBSCRIPTION PRICE
500,000                                                $12,5000.00
---------                                              -----------
Form of Payment: CHEQUE                                Accepted this 5th day of
                                                       DECEMBER, 2000

                                                       Lennoc Ventures, Inc.
                                                       /s/ Kenneth McAlpine
                                                       Title: PRESIDENT